As filed with the Securities and Exchange Commission on July 12, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 12, 2016
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
From time to time, Bank of America Corporation (the Corporation) has indicated that it may reclassify its business segment results based on, among other things, changes in its organizational alignment. In the Corporation's Annual Report on Form 10-K for the year ended December 31, 2015, the Corporation reported its results of operations through five business segments: Consumer Banking, Global Wealth & Investment Management, Global Banking, Global Markets and Legacy Assets & Servicing, with the remaining operations recorded in All Other. Effective April 1, 2016, to align the segments with how we now manage the businesses, the Corporation changed its basis of presentation by eliminating the Legacy Assets & Servicing segment, and following such change, we report our results of operations through the following four business segments: Consumer Banking, Global Wealth & Investment Management, Global Banking and Global Markets, with the remaining operations recorded in All Other.

The Corporation, in connection with the aforementioned realignment of its business segments, completed a review of all consumer real estate secured lending and servicing activities within Legacy Assets & Servicing, Consumer Banking, Global Wealth & Investment Management and All Other with a view to strategically align the business activities and loans, including loans serviced for others, into core and non-core categories, with core loans reflected on the balance sheet of the appropriate business segment or All Other and non-core loans exclusively on the balance sheet of All Other. The analysis was performed on the basis of loan and customer characteristics such as origination date, product type, loan-to-value, FICO and delinquency status consistent with our current consumer and mortgage servicing strategy. Generally, loans that were originated after January 1, 2010, qualified under government-sponsored enterprise underwriting guidelines, or otherwise met our underwriting guidelines in place in 2015 are characterized as core loans. Loans held in legacy private label securitizations, government-insured loans originated prior to 2010, loan products no longer originated, and loans originated prior to 2010 and classified as nonperforming or modified in a troubled debt restructuring prior to 2016 are generally characterized as non-core loans. The segment realignment resulted in a net $23 billion and $1 billion increase in consumer real estate loans held on the balance sheet of Consumer Banking and All Other, respectively, as of April 1, 2016. In addition, the revenue, credit costs and expenses related to the core and non-core loans, both owned and serviced for others, have been realigned to the appropriate business segment or All Other. Certain other normal, recurring adjustments were also made to the segment presentation; such amounts were not significant. Prior period balances and related metrics have been reclassified to conform to these revised classifications.

The information contained in this Form 8-K is being furnished to assist investors in understanding how the Corporation's business segment results would have been presented in previously filed reports had such results been reported to reflect the realignment discussed above. This business segment realignment did not affect the Consolidated Statement of Income or Consolidated Balance Sheet. The Corporation's Second Quarter 2016 Form 10-Q and subsequent filings that include segment information will reflect this new alignment.

Revised Supplemental Information to reflect the segment realignment is attached hereto as Exhibit 99.1. This Revised Supplemental Information is being furnished pursuant to Item 7.01, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the Revised Supplemental Information be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 99.1 is furnished herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1
Revised Supplemental Information to Reflect Segment Realignment - Full Years 2015 and 2014, Quarterly Information for the First Quarter of 2016, and the Fourth, Third, Second and First Quarters of 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Rudolf A. Bless
Rudolf A. Bless
Chief Accounting Officer
Dated: July 12, 2016

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1
Revised Supplemental Information to Reflect Segment Realignment - Full Years 2015 and 2014, Quarterly Information for the First Quarter of 2016, and the Fourth, Third, Second and First Quarters of 2015.